UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1250, 639 – 5 Avenue SW, Calgary, Alberta, Canada	T2P 0M9
(Address of principal executive offices)	(Zip Code)

(403) 613-7310
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers:

On August 1, 2013, Mr. Robert Thayer resigned as President, Secretary, Treasurer, Chief Financial Officer and a director of the Fulucai Productions Ltd. (the “Company”).

Election of Directors; Appointment of Certain Officers

On August 1, 2013, Mr. Mohammad Shahid Fazil the Company’s, Chief Executive Officer and Chairman of the Board of Directors was appointed as President, Secretary, Treasurer and Chief Financial Officer, to hold the positions until such time as the Board of Directors can identify suitable candidates for those positions.

Mr. Fazil’s biography can be viewed by referring to our report on Form 8-K posted on Edgar on July 29, 2013.

Mr. Fazil will assist the Company in evaluating its current business and in sourcing and identifying other potential business opportunities for the Company.

There is no arrangement or understanding other than as disclosed herein pursuant to which Mr. Fazil accepted the appointments as the sole officer of the Company.  Mr. Fazil has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Fazil is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Fazil, or any grant or award to Mr. Fazil or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Fazil.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit
99.1	Press Release disseminated August 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: August 1, 2013	By:	/s/ Mohammad Fazil
	Name:	Mohammad Fazil
`	Title:	Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director